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                                                                     Exhibit 1.1
                                 [    ] Shares

                         TEXAS CAPITAL BANCSHARES, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                                  [______], 2002

Lehman Brothers Inc.
U.S. Bancorp Piper Jaffray Inc.
SunTrust Capital Markets, Inc.
As Representatives of the several
  Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019

Dear Sirs:

          Texas Capital Bancshares, Inc., a Delaware corporation (the "Company"), and certain stockholders of the Company named in Schedule 2 hereto (the "Selling Stockholders"), propose to sell to the underwriters named in
Schedule 1 hereto (the "Underwriters"), for whom Lehman Brothers Inc., U.S. Bancorp Piper Jaffray Inc. and SunTrust Capital Markets, Inc. are acting as representatives (the "Representatives"), an aggregate of ____ shares (the "Firm Stock") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"). Of the _____ shares of the Firm Stock, _____ are being sold by the Company and _____ by the Selling Stockholders.

          In addition, certain of the Selling Stockholders identified on
Schedule 2 hereto as the "Option Stockholders" (the "Option Stockholders") propose to grant to the Underwriters an option to purchase up to an additional ______ shares, in the aggregate, of the Common Stock on the terms and for the purposes set forth in Section 3 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company and the Selling Stockholders by the Underwriters.

          It is understood and agreed that prior to the First Delivery Date (as defined below), the Company will consummate a series of transactions pursuant to which (i) the Company will pay a one-for-one stock dividend on the Stock that was declared by the Company's Board of Directors on July 30, 2002; and (ii) each share of the Company's 6.0% Series A Convertible Preferred Stock, par value $0.01 per share, will be converted into two shares of Common Stock (such transactions, as more fully described in the Prospectus (as defined below), shall collectively be referred to herein as the "Pre-Closing Transactions").

    SECTION 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

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          (a) A Registration Statement on Form S-3 with respect to the Stock has
(i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the U.S. Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such Registration Statement and each of the amendments thereto have been delivered by the Company to you, as the Representatives. As used in this Agreement, "Effective Time" means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such Registration Statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such Registration Statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the Registration Statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and "Prospectus" means the prospectus in the form first used to confirm sales of Stock. Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or the Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any documents filed under the Exchange Act after the applicable effective date of the Registration Statement that are incorporated by reference in the Registration Statement. If the Company has filed an abbreviated Registration Statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

          (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances in which they were made, in the case of the Prospectus and any amendment or supplement thereto) not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance

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upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

          (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein;

          (d) The Company and each of its subsidiaries (as defined in Section
17) have been duly organized and are validly existing as corporations or other business organizations, as applicable, in good standing under the laws of their respective jurisdictions of incorporation or organization, as applicable (or, in the case of Texas Capital Bank, National Association (the "Bank"), is duly chartered and validly existing as a national banking association), are duly qualified to do business and are in good standing as foreign corporations or other business organizations, as applicable, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (except where the failure to qualify or be in good standing in such jurisdictions would not result in a material adverse effect on the general affairs, management, consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect")), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; and none of the subsidiaries of the Company other than the Bank is a significant subsidiary, as such term is defined in Rule 405 of the Rules and Regulations.

          (e) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable, except, in the case of the Bank, as, provided in 12 U.S.C. Section 55, and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (f) The Company is a duly registered "bank holding company" under the Bank Holding Company Act of 1956, as amended (the "BHC Act") and is in good standing and in full compliance in all material respects with the BHC Act and the rules and regulations

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thereunder. The Bank is a member in good standing of the Federal Home Loan Bank
System. The accounts of depositors in the Bank are insured by the Bank Insurance Fund up to the applicable limits permitted by law and the rules and regulations of the FDIC, and no proceedings for the termination of such insurance are pending or, to the best of the Company's knowledge, threatened.

          (g) The shares of Stock to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid and non-assessable; and the Stock will conform in all material respects to the descriptions thereof contained in the Prospectus.

          (h) This Agreement has been duly authorized, executed and delivered by the Company.

          (i) The execution, delivery and performance by the Company of this Agreement and each of the other documents to be entered into in connection with the issuance and sale of the Stock and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease, pledge, joint venture, shareholders' agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except where such conflicts, breaches, violations or defaults would not have a Material Adverse Effect), (ii) result in any violation of the charter or by-laws of the Company or the charter, by-laws or other organizational document of any of the Company's subsidiaries, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body (whether domestic or foreign) having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the Underwriters and the listing of the Common Stock on the Nasdaq National Market ("Nasdaq"), no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body (whether domestic or foreign) is required for the execution, delivery and performance of this Agreement by the Company or any of the other documents to be entered into in connection with the issuance and sale of the Stock and the consummation of the transactions contemplated hereby and thereby.

          (j) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

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          (k) The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans described in the Prospectus or pursuant to outstanding options, rights or warrants, or as otherwise contemplated by the Pre-Closing Transactions.

          (l) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

          (m) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as noted therein. The statistical information required by Commission Industry Guide 3 filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly the information set forth therein, is in compliance in all material respects with the Securities Act and the Rules and Regulations and such Guide 3, and is consistent in all material respects with the Company's consolidated financial statements included in the Registration Statement and the Prospectus.

          (n) Ernst & Young LLP, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 9(e) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

          (o) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property by the Company and its subsidiaries.

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          (p) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.

          (q) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, which could result in a Material Adverse Effect.

          (r) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (s) Neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, the Board of Governors of the Federal Reserve System (the "Board"), the Office of the Comptroller of the Currency (the "OCC"), the FDIC or any other government authority or agency responsible for the supervision, regulation or insurance of bank holding companies or banks (collectively, the "Bank Regulatory Authorities") which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

          (t) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

          (u) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

          (v) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, which might be expected to have a Material Adverse Effect.

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          (w)  The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (x) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, or requests for extensions to file such tax returns have been timely filed or granted and have not expired, and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a Material Adverse Effect.

          (y) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans described in the Prospectus or pursuant to outstanding options, rights or warrants, or as otherwise contemplated by the Pre-Closing Transactions, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business or which would not have a Material Adverse Effect,
(iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock, except as contemplated by the Pre-Closing Transactions.

          (z)  The Company (i) makes and keeps accurate books and records and
(ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (aa) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws or other organizational document, as the case may be, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease, pledge or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or
(iii) is in violation in any material respect of any law,

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ordinance, governmental rule, regulation or court decree (whether domestic or foreign) to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit (whether domestic or foreign) necessary to the ownership of its property or to the conduct of its business.

          (bb) During the period of ownership by the Company or any Subsidiary and to the best of the Company's knowledge prior to such time, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the real property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not reasonably be expected to have, individually or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not reasonably be expected to have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

          (cc) Neither the Company nor any of its subsidiaries is, or, as of the applicable Delivery Date (as hereinafter defined) after giving effect to the Pre-Closing Transactions, the issuance and sale of the Stock and the application of the net proceeds therefrom as described in the Prospectus, will be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (dd) The Certificate of Amendment of the Certificate of Designation of the Company's 6.0% Series A Convertible Preferred Stock has been duly approved by all necessary corporate action, has been duly filed with the Secretary of State of the State of Delaware, and is in full force and effect.

          (ee) The industry, statistical and market-related data included or incorporated by reference in each of the Registration Statement and the Prospectus are derived from sources that the Company reasonably and in good faith believes to be accurate, reasonable and reliable, and such data agree with the sources from which they were derived.

          (ff) The Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company in connection with this transaction.

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     SECTION 2. Representations, Warranties and Agreements of the Selling
Stockholders. Each Selling Stockholder severally, and not jointly, represents, warrants and agrees that:

          (a) The Selling Stockholder has, and immediately prior to the applicable Delivery Date (as hereinafter defined) the Selling Stockholder will have, good and valid title to the shares of Stock to be sold by the Selling Stockholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

          (b) The Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the "Power of Attorney" and, together with all other similar instruments executed by the other Selling Stockholders, the "Powers of Attorney") appointing the persons named therein as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and the custody agreement among the Attorneys-in-Fact named therein acting on behalf of the Selling Stockholders and SunTrust Banks, Inc., as Custodian (the "Custody Agreement") and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Stockholder. The Selling Stockholder has placed in custody under the Custody Agreement, for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York or American Stock Exchanges) representing the shares of Stock to be sold by the Selling Stockholder hereunder.

          (c) The Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, lease, pledge or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of the provisions of any partnership or limited liability company agreement, certificate of incorporation, bylaws, operating agreement, deed of trust or other similar agreement or organizational document of the Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body (whether domestic or foreign) having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby.

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          (d)   The Registration Statement and the Prospectus, as they may be amended or supplemented, do not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary (in the case of the Prospectus, in the light of the circumstances under which made) to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein and provided further that (i) if the Selling Stockholder is, or has a representative serving as, a director of the Company, this paragraph (d) shall apply to the best of such Selling Stockholder's knowledge and (ii) if the Selling Stockholder is not, and does not have a representative serving as, a director of the Company, this paragraph (d) shall apply to such Selling Stockholder only to the extent that the statements or omissions from the Registration Statement or the Prospectus were based on written information provided by such Selling Stockholder specifically for inclusion therein.

          (e) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

          (f) The Selling Stockholder's decision to sell shares of Common Stock is not based on any information concerning the Company that is not set forth in the Registration Statement and the Prospectus.

     SECTION 3. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell . shares of the Firm Stock and each Selling Stockholder agrees to sell the number of shares of the Firm Stock set forth opposite its name in Schedule 2 hereto under the heading "Number of Shares of Firm Stock", severally and not jointly, to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

          In addition, each Option Stockholder, severally and not jointly, grants to the Underwriters an option to purchase up to that number of shares of Option Stock set forth opposite such Option Stockholder's name on Schedule 2 hereto under the heading "Number of Shares of Option Stock". Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 5 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.

          The price of both the Firm Stock and any Option Stock shall be $_____ per share.

          The Company and the Selling Stockholders shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

     SECTION 4. Offering of Stock by the Underwriters. Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus, which terms and conditions may be relied upon by the Company, the Selling Stockholders and the Underwriters.

          It is understood that approximately ____ shares of the Firm Stock (the "Directed Stock") will initially be reserved by the Underwriters for offer and sale to directors, officers and employees of the Company and its subsidiaries and certain other persons (the "Directed Share Participants") upon the terms and conditions set forth in the Prospectus (the "Directed Share Program") and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD"), and that any allocation of such Directed Shares among such persons will be made in accordance with timely directions received by Lehman Brothers Inc. from the Company. Under no circumstances will Lehman Brothers Inc. or any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

          The Company agrees to pay all reasonable fees and disbursements incurred by the Underwriters or other agents in connection with the Directed Share Program, and any stamp duties or other taxes incurred by the Underwriters or other agents in connection with the Directed Share Program.

     SECTION 5. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company and each Selling Stockholder shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company and such Selling Stockholder of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company and each Selling Stockholder shall make the certificates representing the Firm Stock available for inspection by the Representatives in New

York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

          The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Option Stockholders by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. In the event that the option granted in Section 3 is not exercised by the Underwriters in full, the Underwriters shall first purchase from each Selling Stockholder identified as a management stockholder (the "Management Stockholders") in Schedule 2 hereto a pro rata number of shares of Option Stock, based on the number of shares of Option Stock set forth opposite such Management Stockholder's name in Schedule 2 hereto, and then purchase the remaining Option Stock, if any, from each remaining Option Stockholder on a pro rata basis based on the number of shares of Option Stock set forth opposite such Option Stockholder's name in Schedule 2 hereto. The date and time the shares of Option Stock are delivered are sometimes referred to as a "Subsequent Delivery Date" and the First Delivery Date and any Subsequent Delivery Date are sometimes each referred to as a "Delivery Date".

          Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on each such Subsequent Delivery Date. On each such Subsequent Delivery Date, the Selling Stockholders shall deliver or cause to be delivered the certificates representing the Option Stock to be purchased on such Subsequent Delivery Date to the Representatives for the account of each Underwriter against payment to or upon the order of such Selling Stockholder of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, each Selling Stockholder shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to each such Subsequent Delivery Date.

     SECTION 6. Further Agreements of the Company. The Company agrees:

          (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith and all documents incorporated by reference therein upon request;

          (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

          (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

          (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the

Underwriters and obtain the consent of the Representatives to the filing, which shall not be unreasonably withheld;

          (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

          (g) For a period of three years following the Effective Date, to furnish to the Representatives (i) copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder, (ii) upon request from the Underwriters, copies of the publicly available reports filed by the Bank with the Bank Regulatory Authorities and (iii) such other publicly available information as the Underwriters may reasonably request regarding the Company and/or its subsidiaries;

          (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which it is otherwise not subject;

          (i) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future
of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, convertible securities, warrants or rights, in each case as described in the Registration Statement), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; and to cause each officer and director of the Company to furnish to the Representatives, prior to the First Delivery Date, a lock-up letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 180 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters;

          (j) To apply for the listing of the Stock on Nasdaq, and to use its best efforts to complete that listing, subject only to official notice of issuance and evidence of satisfactory distribution, prior to the First Delivery Date;

          (k) To apply the net proceeds from the issuance and sale of the Stock as set forth in the Prospectus; and

          (l) To ensure that the Directed Stock sold pursuant to the Directed Share Program will be restricted to the extent required by the NASD or the rules of such association from sale, transfer, assignment, pledge or hypothecation for a period of 180 days following the date of the effectiveness of the Registration Statement, and Lehman Brothers Inc. will notify the Company as to which Directed Share participants will need to be so restricted. At the request of Lehman Brothers Inc., the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

     SECTION 7. Further Agreements of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees:

          (a) To deliver to the Representatives prior to the First Delivery Date a properly completed and executed applicable Internal Revenue Service Form W-9 (if the Selling Stockholder is a United States person), claiming a complete exemption from United States federal withholding tax; and

          (b) That the Stock to be sold by the Selling Stockholder hereunder, which is represented by the certificates held in custody for the Selling Stockholder, is subject to the interest of the Underwriters and the other Selling Stockholders hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law or the occurrence of any other event.

     SECTION 8. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the stock; (e) the filing fees incident to securing the review by the NASD of the terms of sale of the Stock; (f) any applicable listing or other fees; (g) the fees and expenses (not in excess, in the aggregate, of $15,000) of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 6(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement. Each Selling Stockholder shall pay the fees and expenses of its counsel and any transfer taxes payable in connection with its sale of Stock to the Underwriters. Except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

     SECTION 9. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and each of the Selling Stockholders contained herein, to the performance by the Company and each of the Selling Stockholders of their obligations hereunder, and to each of the following additional terms and conditions:

          (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

          (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement, the transactions contemplated hereby and the Pre-Closing Transactions shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (c) Patton Boggs LLP shall have furnished to the Representatives their written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, containing the opinions set forth in Exhibit B hereto.

          (d) The Representatives shall have received from Simpson Thacher & Bartlett, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (e) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (f) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (g) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman and Chief Executive Officer and its Chief Financial Officer stating that:

               (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 9(a) and 9(i) have been fulfilled; and

               (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

          (h) Each Selling Stockholder which is selling Stock on such Delivery Date shall have furnished to the Representatives a certificate, dated such Delivery Date, signed by, or on behalf of, the Selling Stockholder stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct as of such Delivery Date and that the Selling Stockholder has complied with all agreements contained herein to be performed by the Selling Stockholder at or prior to such Delivery Date.

          (i) (A) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and (B) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or
(B), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (k) Nasdaq shall have approved the Stock for listing, subject only to official notice of issuance and satisfactory evidence of distribution.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     SECTION 10. Indemnification and Contribution.

          (a) The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock ("Marketing Materials"), including any road show or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of such Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 10(g); and provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this Section 10(a) to the extent, but only to the extent that (W) such loss, claim, damage, liability or action results from an untrue statement of a material fact or an omission of a material fact contained in the Preliminary Prospectus, which untrue statement or omission was corrected in the Prospectus, and (X) the Company sustains the burden of proving that the Underwriter sold shares of Stock to the person alleging such loss, claim, damage, liability or action without sending or giving, at or prior to written confirmation of such sale, a copy of the Prospectus, and (Y) the Company had previously furnished sufficient quantities of the Prospectus to the Underwriters (in such amounts requested by the Underwriters) within a reasonable amount of time prior to such sale or confirmation, and (Z) such Underwriter failed to deliver the Prospectus, if required by law to have so delivered it, and such delivery would have been a complete defense against the person asserting such loss, claim, damage, liability or action. For purposes of the last proviso to the immediately preceding sentence, the term "Prospectus" shall not be deemed to include the documents incorporated therein by reference, and no Underwriter shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any Preliminary Prospectus or the Prospectus to any person other than a person to whom such Underwriter had delivered such incorporated document or documents in response to a written request therefor. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

          (b) The Company agrees to indemnify and hold harmless Lehman Brothers Inc. and the other Underwriters (including their directors, officers, employees and controlling persons) from and against any loss, claim, damage, expense, liability or action which (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of the failure of any Directed Share Program participant to pay for and accept delivery of Directed Shares that the participant agreed to purchase or (iii) is otherwise related to the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted directly from the bad faith or gross negligence of Lehman Brothers Inc. or such other Underwriters; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 10(g). The Company shall reimburse Lehman Brothers Inc. or such other Underwriters promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

          (c) Each of the Selling Stockholders shall indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
(i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Selling Stockholder furnished to the Company specifically for inclusion therein, which information is limited to the information set forth in Section 10(h), and shall reimburse each Underwriter and any such director, officer or controlling person for any legal or other expenses reasonably incurred by such Underwriter or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Selling Stockholders through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 10(g); and provided, further, that the Selling Stockholders shall not be liable to any Underwriter under the indemnity agreement in this Section 10(c) to the extent, but only to the extent that (W) such loss, claim, damage, liability or action results from an untrue statement of a material fact or an omission of a material fact contained in the Preliminary Prospectus, which untrue statement or omission was corrected in the Prospectus, and (X) the Selling Stockholders sustain the burden of proving that the Underwriter sold shares of Stock to the person alleging such loss, claim, damage, liability or action without sending or giving, at or prior to written confirmation of such sale, a copy of the Prospectus, and (Y) the Company had previously furnished sufficient quantities of the Prospectus to the Underwriters (in such amounts requested by the Underwriters) within a reasonable amount of time prior to such sale or confirmation, and (Z) such Underwriter failed to deliver the Prospectus, if required by law to have so delivered it, and such delivery would have been a complete defense against the person asserting such loss, claim, damage, liability or action. For purposes of the last proviso to the immediately preceding sentence, the term "Prospectus" shall not be deemed to include the documents incorporated therein by reference, and no Underwriter shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any Preliminary Prospectus or the Prospectus to any person other than a person to whom such Underwriter had delivered such incorporated document or documents in response to a written request therefor. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholders may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

          (d) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers who have signed the Registration Statement, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(g), and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer or controlling person.

          (e) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or any Selling Stockholder under this Section 10 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid, jointly and severally, by the indemnifying party or parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (f) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b), 10(c) or 10(d) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, any Selling Stockholder or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(f) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 10(f), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(f), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount equal to the aggregate initial public offering price of the Stock sold by such Selling Stockholder, less the underwriting discount, based on the per share amounts set forth on the front cover page of the Prospectus. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10(f) are several in proportion to their respective underwriting obligations and not joint.

          (g) The Underwriters severally confirm and the Company and each Selling Stockholder acknowledges that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of the Prospectus and the table listing the Representatives and the number of shares of Firm Stock to be purchased by each Representative, the underwriting discount, concession and reallowance figures and the information concerning stabilization, short positions and penalty bids, discretionary accounts, UK Selling Restrictions and electronic distribution appearing under the caption "Underwriting" in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement.

          (h) Each of the Selling Stockholders severally confirm and each of the Underwriters acknowledges that the information set forth under the captions "Principal Stockholders" and "Selling Stockholders" in the Prospectus regarding such Selling Stockholder is correct and constitutes the only information concerning such Selling Stockholder furnished in writing to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the Registration Statement and the Prospectus.

     SECTION 11. Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in
Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Subsequent Delivery Date, the obligation of the Underwriters to purchase, and of the applicable Selling Stockholders to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter, the Company or any Selling Stockholder, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13, except for expenses of any defaulting Underwriter. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 11, purchases Stock which a defaulting Underwriter agreed but failed to purchase.

          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Selling Stockholders for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes in the opinion of counsel for the Company or counsel for the Underwriters that may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

     SECTION 12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(i) or 9(j) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

     SECTION 13. Reimbursement of Underwriters' Expenses. If the Company or the Selling Stockholders shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any agreement on their part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or the Selling Stockholders (including, without limitation, with respect to the Pre-Closing Transactions) is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 12 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

     SECTION 14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 1285 Avenue of the Americas, 13th Floor, New York, New York 10019, Attention: Syndicate Registration Department (Fax: 212-526-0943), with a copy, in the case of any notice pursuant to Section 10(e), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, NY 10022;

          (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Joseph M. Grant, Chairman of the Board and Chief Executive Officer (Fax: (214) 932-6609), with a copy to Joseph G. Passaic, Jr., Patton Boggs LLP, 2550 M Street, N.W., Washington, D.C. 20037 (Fax: 202-457-6315);

          (c) if to any Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder at the address set forth beneath its name on Schedule 2 hereto;

provided, however, that any notice to an Underwriter pursuant to Section 10(e) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

     SECTION 15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(d) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     SECTION 16. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     SECTION 17. Definition of the Terms "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

     SECTION 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

     SECTION 19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     SECTION 20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,



TEXAS CAPITAL BANCSHARES, INC.


By: ________________________________________
    Name:
    Title:


THE SELLING STOCKHOLDERS SET FORTH
IN SCHEDULE 2 HERETO


By: ________________________________________
    Name:  Joseph M. Grant
    Title:  Attorney-in-fact


By: ________________________________________
    Name:  Raleigh Hortenstine III
    Title:  Attorney-in-fact

Accepted:

LEHMAN BROTHERS INC.
U.S. BANCORP PIPER JAFFRAY INC.
SUNTRUST CAPITAL MARKETS, INC.

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

By LEHMAN BROTHERS INC.



By: __________________________________________
    Name:
    Title: Authorized Representative

                                   SCHEDULE 1

                                                     Number of Shares of Firm
Underwriters                                           Stock to be Purchased
------------                                           ---------------------

Lehman Brothers Inc............................
U.S. Bancorp Piper Jaffray Inc.................
SunTrust Capital Markets, Inc..................
[Names of other Underwriters]..................

Total..........................................

                                   SCHEDULE 2

    Name and Address of Selling    Number of Shares       Number of Shares
            Stockholder              of Firm Stock         of Option Stock
    ---------------------------    ----------------       ----------------


* -- Management Stockholder

+ -- Option Stockholder